SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                          August 2, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition

Tandy Leather Factory, Inc. on August 2, 2006 issued a press release regarding its financial results for the three and six months ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No. Exhibit
99.1 Press release dated August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          TANDY LEATHER FACTORY, INC.

Date: August 2, 2006	By: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE          August 2, 2006

TANDY LEATHER FACTORY REPORTS 2ND QUARTER 2006 EPS UP 42%

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2006. Consolidated net income for the quarter ended June 30, 2006 was $1,132,000 compared to consolidated net income of $787,000 for the second quarter of 2005. Fully diluted earnings per share for the quarter was $0.10, compared to $0.07 in the second quarter of last year. Total sales for the quarter ended June 30, 2006 increased 10% to $13.4 million from $12.1 million for the same quarter last year.

Consolidated sales for the six months ended June 30, 2006 were $27.8 million, an increase of 12% over 2005 first half total sales of $24.9 million. Consolidated net income for the first half of 2006 was $2.5 million or $0.22 per fully-diluted share versus $1.8 million or $0.17 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.1 million in the second quarter, a 27% improvement over last year's second quarter. Sixty-one stores comprised the Tandy Leather's retail operations on June 30, 2006, compared to forty-six retail stores a year ago. Five stores were added in the second quarter of 2006 bringing the total number of new stores added in 2006 to eleven as of the end of the quarter. For the first six months of 2006, Tandy Leather sales increased $2.3 million, or 28%, over the first six months of 2005. Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, increased $83,000 over the same quarter last year, a 1% increase. For the first six months of 2006, Wholesale Leathercraft’s sales were up $558,000, or 4%, over the same period in 2005.

Consolidated gross profit margin for the current quarter was 57.6%, improving from 56.6% for the second quarter of 2005. For the first two quarters, consolidated gross profit margin for the current year was 56.9%, a slight improvement over last year's gross profit margin of 56.5%. Consolidated operating expenses rose $377,000 in the current quarter and $930,000 for the first six months over the same periods a year ago. Costs associated with the new retail stores (personnel, rents, utilities, etc.), are the primary drivers of the increases. Consolidated operating margins improved for the quarter and year to 12.7% and 13.4%, respectively, compared to 10.8% and 11.6% a year ago.

Wray Thompson, Chairman and Chief Executive Officer, commented, “Overall, we are pleased with the quarter. Same store sales in our Retail Leathercraft segment, were up 8% and 9% for the quarter and the year, respectively. In our Wholesale Leathercraft segment, both the wholesale centers and the National Account group reported sales gains of 1-5% for the quarter and the year. We continue to achieve our goal of greater operating efficiency as our consolidated operating margins improved by 28% and 29% for the quarter and the year, respectively, on sales gains of 10% and 11%."

Tandy Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale centers and as Tandy Leather Company through its retail stores (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:	Wray Thompson, CEO, Tandy Leather Factory, Inc.	(817) 496-4414
	Shannon L Greene, CFO, Tandy Leather Factory, Inc.	sgreene@tandyleather.com

 This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:
	Quarter Ended 06/30/06		Quarter Ended 06/30/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,7484,892	$1,245,696	$7,665,067	$861,177
Retail Leathercraft	5,196,198	464,538	4,094,303	414,734
Other	447,992	(11,483)	422,329	45,703
Total Operations	$13,393,082	$1,698,751	$12,181,699	$1,321,614

	Six Months Ended 06/30/06		Six Months Ended 06/30/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$16,137,156	$2,764,714	$15,578,959	$2,030,159
Retail Leathercraft	10,737,280	960,362	8,379,909	801,452
Other	932,295	15,463	930,347	59,550
Total Operations	$27,806,731	$3,740,539	$24,889,215	$2,891,161

Wholesale Leathercraft	Quarter Ended 06/30/05	Quarter Ended 06/30/05
	Sales	Sales
Distribution centers	$6,441,428	$6,289,667
Center converted to retail store	-	92,197
National account group	1,307,464	1,283,203
Total Sales - Wholesale Leathercraft	$7,748,892	$7,665,067

Wholesale Leathercraft	Six Months Ended 06/30/06	Six Months Ended 06/30/05
	Sales	Sales
Distribution centers	$13,525,087	$12,852,458
Center converted to retail store	28,641	178,359
National account group	2,583,428	2,548,142
Total Sales - Wholesale Leathercraft	$16,137,156	$15,578,959

Retail Leathercraft	Quarter Ended 06/30/06		Quarter Ended 6/30/05
	# of stores	Sales	# of stores	Sales
Same store sales	44	$4,358,929	44	$4,054,993
Store converted from wholesale center	1	117,771	-	-
New store sales	16	719,498	2	39,310
Total Sales - Retail Leathercraft	61	$5,196,198	46	$4,094,303

Retail Leathercraft	Six Months Ended 06/30/06		Six Months Ended 06/30/05
	# of stores	Sales	# of stores	Sales
Same store sales	42	$8,944,653	42	$8,178,808
Store converted from wholesale center	1	216,677	-	-
New store sales	18	1,575,950	4	201,101
Total Sales - Retail Leathercraft	61	$10,737,280	46	$8,379,909

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	THREE MONTHS	THREE MONTHS	SIX MONTHS	SIX MONTHS
	2006	2005	2006	2005
NET SALES	$13,393,082	$12,181,699	$27,806,731	$24,889,215
COST OF SALES	5,670,782	5,281,828	11,970,297	10,832,061
Gross Profit	7,722,300	6,899,871	15,836,434	14,057,154

OPERATING EXPENSES	6,023,549	5,578,257	12,095,895	11,165,993
INCOME FROM OPERATIONS	1,698,751	1,321,614	3,740,539	2,891,161

Interest expense	-	-	-	3,188
Other, net	(29,421)	(39,684)	(47,530)	(24,219)
Total other expense	(29,421)	(39,684)	(47,530)	(21,031)

INCOME BEFORE INCOME TAXES	1,728,172	1,361,298	3,788,069	2,912,192
PROVISION FOR INCOME TAXES	595,678	573,629	1,309,313	1,075,301
NET INCOME	$1,132,494	$787,669	$2,478,756	$1,836,891
NET INCOME PER COMMON SHARE - BASIC	$0.11	$0.07	$0.23	$0.17
NET INCOME PER COMMON SHARE - DILUTED	$0.10	$0.07	$.022	$0.17

Weighted Average Number of Shares Outstanding:
Basic	10,790,661	10,615,802	10,773,772	10,600,156
Diluted	11,112,475	10,955,282	11,107,692	10,933,433

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS
	06/30/06 (unaudited)	12/31/05
Cash	$5,522,468	$3,215,727
Accounts receivable, net of allowance for doubtful accounts	2,733,855	2,178,848
Inventory	16,920,547	15,669,182
Deferred income taxes	264,290	273,872
Other current assets	565,579	358,058
Total current assets	26,006,739	21,695,687
Property and equipment, net	1,816,917	1,759,477
Goodwill and other intangibles, net	1,130,959	1,145,578
Other assets	1,104,697	1,079,731
	$30,059,312	$25,680,473

Accounts payable	$2,395,919	$1,220,420
Accrued expenses and other liabilities	3,252,659	2,550,573
Income taxes payable	112,368	199,581
Current maturities of capital lease obligations and long-term debt	134,067	134,067
Total current liabilities	5,895,013	4,104,641
Deferred income taxes	223,738	206,253
Capital lease obligations and long-term debt, net of current maturities	44,689	111,722
Total Liabilities	6,163,440	4,422,616

Common stock	25,948	25,780
Paid-in capital	5,105,672	4,988,445
Retained earnings	18,651,231	16,172,475
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive loss	138,508	96,644
Total Stockholders' Equity	23,895,872	21,257,857
	$30,059,312	$25,680,473

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,478,756	$1,836,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	191,481	235,677
Gain on disposal of assets	(1,750)	(9,144)
Non-cash stock-based compensation	44,960	-
Deferred income taxes	27,067	(109,046)
Other	37,338	2,341
Net changes in assets and liabilities:
Accounts receivable-trade, net	(555,007)	(488,611)
Inventory	(1,251,365)	(2,207,276)
Income taxes	(87,213)	195,044
Other current assets	(207,521)	(316,921)
Accounts payable	1,175,499	56,470
Accrued expenses and other liabilities	702,086	1,728,515
Total adjustments	75,575	(912,951)
Net cash provided by operating activities	2,554,331	923,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(229,775)	(83,115)
Proceeds from sale of assets	1,750	9,144
Increase in other assets	(24,966)	(138,725)
Net cash used in investing activities	(252,991)	(212,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	-	(505,154)
Payments on notes payable and long-term debt	(67,034)	(67,034)
Proceeds from issuance of common stock	72,435	116,163
Net cash used in financing activities	5,401	(456,025)

NET CHANGE IN CASH	2,306,741	255,219
CASH, beginning of period	3,215,727	2,560,202

CASH, end of period	$5,522,468	$2,815,421

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	-	$3,188
Income taxes paid during the period, net of (refunds)	$1,285,653	972,205